EXHIBIT 10.1

                       Loan and Security Agreement between
                                 Environmental
                           Service Professionals, Inc.
                                      and
                        Siena Investment Resources, LLC

                           LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement ("Agreement") is entered into on May 1, 2008 among Environmental Service Professionals, Inc., a Nevada corporation (the "Borrower"), and Siena Investment Resources, LLC, a Delaware limited liability company ("Lender"). Certain capitalized terms used herein are defined in Exhibit A to this Agreement.

     The parties agree as follows:

     1. LOAN.

               (a) LOAN. Subject to the terms and conditions hereof, the Lender shall make a loan (the "Loan") to Borrower in the principal sum of up to Ten Million Dollars ($10,000,000). The Loan shall be evidenced by a Secured Convertible Promissory Note issued by the Borrower to the Lender at each Closing (as defined below) in the form of Exhibit B hereto (the "Note").

               (b) INTEREST. The Note and all other monetary Obligations shall bear interest at the simple rate of 10% per annum. Interest shall be pre-payable in advance for each year after each Closing and thereafter on each anniversary date of each Closing during the term of the Note, unless and to the extent that the Note is converted into the Borrower's equity securities. Any interest not paid when due shall be added to the principal and shall thereafter bear like interest as the principal of the Note.

               (c) MATURITY DATE. Unless the Note is earlier converted into equity securities of the Borrower as provided in the Note, on April 30, 2011 (the "Maturity Date"), the entire outstanding principal balance of the Note, all accrued and unpaid interest thereon, if any, and all other monetary Obligations shall be due and payable.

               (d) PAYMENTS. Any payments by Borrower shall be deemed received when received in immediately available funds, and any immediately available funds received later than 5:00 p.m. (California time) on any Business Day shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue during such period.

                  (e) PREPAYMENT. The Borrower may at any time prepay all or any portion of the outstanding principal and interest on this Note by giving at least three Business Days prior notice to the Lender of the prepayment date. In such case, the Borrower shall pay to the Lender all appropriate principal and accrued interest to be prepaid on the Note as of the prepayment date; provided, however, that Borrower shall not be obligated to make such payment unless the Lender has delivered its original Note to Borrower or has notified Borrower that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to Borrower to indemnify Borrower from any loss incurred by it in connection with such lost Note. The Lender shall have the right to exercise all of its rights under the Note, and interest shall continue to accrue, until payment in full is made hereunder. Lender will have the right to convert all or any portion of the Note to be prepaid into the Borrower's equity securities in accordance with the Note prior to the actual prepayment by the Borrower and in any event for at least three Business Days after receipt of notice of the proposed prepayment from the Borrower.

     2. GRANT OF SUBORDINATED SECURITY INTEREST. Borrower grants Lender an unperfected junior security interest in all of the assets and property of the Borrower (the "Collateral") to secure the following (the "Obligations"): the obligation to pay all principal of, and interest on, the Note, and all other debts, liabilities, obligations, guaranties, covenants and duties now or hereafter owing by Borrower to Lender under, arising out of, or relating to this Agreement and the Note, including without limitation all interest, fees, costs, and other sums now or hereafter due to the Lender, absolute or contingent, liquidated or unliquidated.

     3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents to the Lender as of each Closing date the following:

          (a) AUTHORIZATION. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the State of Nevada, and Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized by all necessary corporate action, and do not violate Borrower's Articles of Incorporation or Bylaws. This Agreement and the Loan Documents are, or when executed and delivered will be, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except, as the same may be limited by equitable principles and by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights. The reservation for potential issuance of the Borrower's common stock pursuant to the terms of the Note have been approved by the Borrower's Board of Directors.

          (b) CAPITALIZATION; SECURITIES. All stock to be issued to Lender in connection with this Agreement and the Note when issued in accordance with the terms of this Agreement and the documents relating thereto and for the consideration therein stated, will be duly and validly issued, fully paid and nonassessable and, assuming the accuracy of the Lender's representations and warranties herein, such securities will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

          (c) FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Lender have been, and will be, prepared in conformity with generally accepted accounting principles (except for the absence of footnotes and subject to normal year-end adjustments with respect to unaudited financial statements, and except in the case of projections or forecasts, which Borrower represents and warrants have been and will be prepared in good faith utilizing assumptions it believes to be reasonable). All financial statements now or in the future delivered to the Lender will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated.

          (d) TAX RETURNS AND PAYMENTS. Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral.

          (e) COMPLIANCE WITH LAW. Borrower to its knowledge has complied, and will comply in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct of
     Borrower's business, and all environmental matters, except where the failure to do so would not result in a Material Adverse Change.

          (f) INFORMATION. All information provided to Lender by or on behalf of Borrower by a duly authorized officer on or prior to the date of this Agreement is to the Borrower's knowledge, true and correct in all material respects, and, to the Borrower's knowledge, no representation or other statement made, previously, now or hereafter, to Lender by or on behalf of Borrower by a duly authorized officer contains or will contain, at the time made, any untrue statement of a material fact or omits or will omit, at the time made, any material facts necessary to make any statements made to Lender not misleading at the time made. For the purpose of this paragraph, "information" means written information that (i) relates to any material aspect of Borrower's business, operations or financial condition, (ii) relates to Collateral, (iii) which is provided by the Borrower to a Lender pursuant to this Agreement, or (iv) is contained in the Borrower's reports filed with the Securities and Exchange Commission, as they may be supplemented, restated or amended from time to time.

          (g) INTELLECTUAL PROPERTY. Borrower to its knowledge is the sole owner of all right, title and interest in and to all Intellectual Property necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement with the rights of, others. The Borrower has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any Intellectual Property of any other Person. Borrower is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of Borrower or that would conflict with Borrower's business as proposed to be conducted. Borrower is not aware of any violation or infringement by a third party of any of its Intellectual Property. Borrower is not aware of any technological development or product that would have a material adverse effect on its business or its Intellectual Property.

     4. USE OF PROCEEDS. Borrower will use the proceeds of the Loan for retirement of debt and for general operating purposes. The net proceeds from the Loan are intended to be used by the Borrower approximately as follows:
$1,300,000 to repay existing note-holders of Borrower, $1,900,000 to repay outstanding bridge loans to the Borrower, and the balance for growth, operations, and general working capital.

     5. RULE 144 REPORTING. With a view to making available to the Lender the benefits of certain rules and regulations of the Securities and Exchange Commission ("SEC") which may permit the sale of Borrower's common stock to the public without registration, Borrower agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act of 1933 (the "Securities Act"), at all times while the Borrower's common stock is Publicly Traded; and

          (b) File with the SEC, in a timely manner, all reports and other documents required of Borrower under the Securities Exchange Act of 1934, as amended.

     6. CLOSINGS.

          (a) CLOSING DATE. The Loan shall be made at the closings (each closing is referred to herein as a "Closing"). Each Closing shall be held at the offices of Richardson & Associates, 233 Wilshire Boulevard, Suite 820, Santa Monica, California 90401 at a time and on a date mutually agreed upon by the Lender and the Borrower. Borrower will have the option to borrow all or any portion of the ten million dollar maximum Loan amount at one or more Closings at any time until the Maturity Date. Borrower will give the Lender three (3) Business Days' prior written notice of a Closing and Lender will make the Loan requested, up to the maximum aggregate Loan amount, for all Closings (i.e., Ten Million Dollars), on each Closing. Interest will accrue only on the outstanding principal balance of the Note.

          (b) DELIVERY. Subject to the terms of this Agreement, at each Closing the Borrower will deliver an executed Note to the Lender against payment of the purchase price therefor by, at the option of the Lender, a check or checks payable to the order of the Borrower or by wire transfer.

     7. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default under the Notes:


          (a) Borrower shall fail to pay any principal of or interest on any Loans or any other monetary Obligations within five (5) Business Days after the date due; or

          (b) Borrower shall fail to comply with or perform any other provision of this Agreement, the Loan Documents or any other non-monetary Obligation, which failure is not cured within ten (10) Business Days after Borrower receives written notice of such default from the Lender; or

          (c) Borrower shall materially breach any of Borrower's representations or warranties contained in this Agreement or any Loan Document, which breach is not cured within ten (10) Business Days after delivery of written notice of such breach is made by the Lender to the Borrower; or

          (d) Dissolution, termination of existence, or appointment of a receiver, trustee or custodian, for all of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower under any bankruptcy, insolvency, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect (except that, in the case of a proceeding commenced against Borrower, Borrower shall have 90 days after the date such proceeding was commenced to have it dismissed).

     8. REMEDIES.


          (a) REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Lender may (at its option), do any one or more of the following, without notice except for such notices as are required by law and as provided in this Agreement, subject to senior liens on the
     Collateral: (a) accelerate and declare the Note and the other Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (b) take possession of any or all of the Collateral wherever it may be found; (c) require Borrower to assemble any or all of the Collateral and make it available to Lender at places designated by Lender which are reasonably convenient to Lender and Borrower, and to remove the Collateral to such locations as Lender may reasonably deem advisable; (d) complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Lender shall have the right to use Borrower's premises, equipment and all other property without charge by Borrower; (e) collect, receive, dispose of and realize upon any Investment Property; (f) demand payment of, and collect any Accounts, General Intangibles or other Collateral; or (g) sell, lease or otherwise dispose of any of the Collateral, at one or more public or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. The exercise of remedies by the Lender with respect to the Collateral is subject to Lender's compliance with senior liens on said property of the Borrower. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Agent with respect to the foregoing shall be added to and become part of the Obligations, and shall be due on demand.

          (b) APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by Lender in the following order: (i) to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Lender in the exercise of its rights under this Agreement, (ii) to the interest due upon any of the Obligations, and (iii) to the principal of the Obligations. Any surplus shall be paid to Borrower or other Persons legally entitled thereto, and Borrower shall remain liable to the Lender for any deficiency. If Lender, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of the cash therefor.

          (c) REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement relating to the Note, with respect to the Note the Lender shall have all the other rights and remedies accorded a secured party under all applicable laws, and under any other instrument or agreement now or in the future entered into between Lender and Borrower, and all of such rights and remedies relating to the Note are cumulative and none is exclusive. Exercise or partial exercise by Lender of one or more of such rights or remedies shall not be deemed an election, nor bar Lender from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Lender to exercise any such rights or remedies shall not operate as a waiver thereof, but all such rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed. No Event of Default or exercise of rights or remedies as a result thereof shall affect any Lender's other rights under this Agreement, all of which shall continue in full force and effect.

     9. WAIVERS AND AMENDMENTS.


          (a) The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Lender shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar.

          (b) No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (c) Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by Lender on which Borrower is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement.

     10. CONFIDENTIALITY. In handling any confidential non-public information provided to Lender by Borrower, Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of the same, except that disclosure of such information may be made (i) to Affiliates of Lender, (ii) to prospective transferees or purchasers of any interest in the Obligations, provided that they have entered into a comparable confidentiality agreement with respect thereto,
(iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order (provided that, in the case of a subpoena, judicial order or similar order, Lender shall, if practical, give written notice thereof to the Borrower so that Borrower may take appropriate action to prevent such disclosure if it wishes), (iv) as may be required in connection with the examination, audit or similar investigation of Lender, and (v) as may be commercially reasonable in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain, or becomes part of the public domain, after disclosure to Lender through no fault of its own; or (b) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

     11. NOTICES.


          (a) GENERAL. All notices under this Agreement shall be in writing and shall be deemed to have been given (a) upon receipt, when delivered by hand or by electronic facsimile transmission if sent during normal business hours and, if not, then the next Business Day, or (b) upon receipt, when delivered by overnight courier, or (c) five days after mailing by certified mail return receipt requested, addressed to each party at the addresses indicated below their signatures below.

          (b) NOTICES OF RECORD DATE. If the Borrower shall propose at any time:

               (i) to declare any dividend or distribution upon its common stock other than a distribution payable solely in common stock;

               (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

               (iii) to effect any reclassification or recapitalization of its common stock; or

               (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

               then, in connection with each such event Borrower shall send to the Lender:

                    (1) at least 10 days'  prior  written  notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of common stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and
               (iv) above; and

                    (2) in the case of the matters referred to in (iii) and (iv)
               above, at least 10 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of common stock shall be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

     12. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE LENDER. Lender represents and warrants to Borrower as of each Closing date and as of the date the Lender acquires Borrower's Warrants or common stock as follows:

          (a) It has full power and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required hereby.

          (b) It is its present intention to acquire each Note, and that the Note, the securities into which the Note is convertible and the securities purchased pursuant to the exercise of the Warrant (together, its "Securities") are being or will be acquired by it for the purpose of investment and not with a view to distribution. Lender agrees that it will not sell or transfer any of its Securities without registration under applicable federal and state securities laws, or the availability of exemptions therefrom. Lender agrees that the documents evidencing the Securities will each bear a restrictive legend stating that the Securities represented thereby have not been registered under applicable federal and state securities laws and referring to restrictions on their transferability and sale.

          (c) It is an "accredited investor" (as defined in Rule 501(a) under the Securities Act) and it acknowledges that it currently has, and had immediately prior to each Loan hereunder, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and further acknowledges that it is able to bear the economic risk of this investment. During the course of this transaction and prior to the sale to the Lender of each Note hereunder, it acknowledges that it had the opportunity to ask questions of, and receive answers from, management of the Borrower concerning the terms and conditions of this investment and to obtain any additional information of the same kind that is specified in Rule 502 of Regulation D of the Securities Act, or that is necessary to verify the accuracy of the other information obtained. It has received such information as it deems necessary to enable it to make its investment decision.

     13. GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Lender and Borrower shall be governed by the internal laws (and not the conflict of laws rules) of the State of California.

     14. GENERAL. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith. Lender may assign all or any part of its interest in each Note and this Agreement and the Obligations to any person or entity, or grant a participation in, or security interest in, any interest in this Agreement or each Note, without notice to, or consent of, Borrower. Borrower may not assign any rights under or interest in this Agreement without the Lender's prior written consent. This Agreement shall be binding upon, and inure to the benefit of, the respective parties' heirs, executors, administrators, assigns and successors. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement.

     15. TERMINATION OF SECURITY INTEREST. Upon all Notes being paid in full or converted into equity securities of the Borrower as provided therein, and payment in full of all other monetary Obligations, the Lender shall take all such actions as Borrower shall reasonably request to evidence the termination of all security interests granted to the Lender.

     16. TERMINATION OF CERTAIN PROVISIONS. All representations in Section 3 shall cease to be continuing and shall terminate on the date the Notes are paid in full or converted into equity securities of the Borrower.



LENDER:                                       BORROWER:

SIENA INVESTMENT RESOURCES, LLC               ENVIRONMENTAL SERVICE
                                              PROFESSIONALS, INC.



By: /s/Goran Dragolovic                   By: /s/Edward L. Torres
    ----------------------------------        -----------------------------
    Goran Dragolovic, Managing Partner           Edward L. Torres,
                                                 Chief Executive Officer

      Address for notices:                    Address for notices:
      P.O. Box 11597                          1111 E. Tahquitz Canyon Rd., # 110
      Glendale, California 91226              Palm Springs, California 92262

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

1.   COLLATERAL RELATED DEFINITIONS.

     1.1 "Collateral" means all assets of Borrower, including, but not limited to, all right, title and interest of Borrower in and to the following, whether now owned or hereafter arising or acquired and wherever located:

          (a) All Accounts;

          (b) All Inventory;

          (c) All Equipment;

          (d)  All  General   Intangibles   (including  without  limitation  all
          Intellectual Property and Deposit Accounts);

          (e) All Investment Property;

          (f) All Other Property; and

          (g) Any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds and insurance proceeds of, any of the above, and all Borrower's books relating to any of the above.

     1.2 "Accounts" means "accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

     1.3 "Deposit Accounts" means "deposit accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

     1.4 "Equipment" means "equipment" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

     1.5 "General Intangibles" means "general intangibles" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, Deposit Accounts, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

     1.6 "Intellectual Property" means all (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, service marks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

     1.7 "Inventory" means "inventory" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

     1.8 "Investment Property" means all investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated.

     1.9  "Other  Property"  means the  following  as defined in the  California
          Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: "documents", "instruments", "chattel paper", "letters of credit", "fixtures", and "money".

2.   OTHER DEFINITIONS.


     2.1 "Affiliate" means as to any Person, any other Person who directly or indirectly controls, is under common control with, is controlled by or is a director or officer of such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person who owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of the members of the board of directors or other governing body of a corporation or twenty percent (20%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation, partnership or other Person.

     2.2 "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks in Los Angeles, California are required or permitted by law to close.

     2.3 "Cash Equivalents' means (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $100,000,000; (iii) investments in money market funds registered under the Investment Company Act of 1940; and (iv) other instruments, commercial paper or investments acceptable to Agent in its sole discretion

     2.4  "Indebtedness" means (i) indebtedness or liability for borrowed money;
          (ii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iii) obligations for the deferred purchase price of property or services (including trade obligations); (iv) obligations as lessee under capital leases; (v) obligations under letters of credit; (vi) obligations under acceptance facilities; (vii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (viii) obligations of third parties secured by any Liens on assets of Borrower, whether or not the obligations have been assumed.

     2.5 "Investment" means as of the date of determination thereof, any payment or contribution, or commitment to make a payment or contribution, to any Person including, without limitation, property contributed or committed to be contributed to any Person, for or in connection with any acquisition of any stock, bonds, notes, debentures, partnership or other ownership interest or any other security or any evidence of indebtedness by reason of a loan, advance, extension of credit, guaranty or other similar obligation for any debt, liability or indebtedness.

     2.6 "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     2.7 "Loan Document" means any present or future document, instrument or agreement relating to this Agreement, including without limitation each Note.

     2.8 "Material Adverse Change" means (i) any effect that is materially adverse to the scope of Borrower's business or to the results of operations, assets, liabilities or financial or other condition of Borrower, or (ii) the impairment of Borrower's ability to perform its Obligations or of Lenders' ability to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse change in the value of the Collateral.

     2.9 "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, joint stock company, association, corporation, institution, entity, party or government (including any division, agency or department thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each.

     2.10 "Publicly Traded" means that the Borrower's common stock is listed and trading on the OTC Bulletin Board, the Nasdaq Stock Market or a national securities exchange.

     2.11 "Warrants" means warrants to purchase the Borrower's common stock that would be issued with the Borrower's common stock upon a conversion of the Note into equity securities of the Borrower in accordance with the terms and conditions of the Note, which warrants shall be exercisable for three years from the date of issue at an exercise price equal to $0.75 per share of the Borrower's common stock, subject to appropriate adjustment for stock dividends, stock splits, certain recapitalizations and similar extraordinary transactions.

                                    EXHIBIT B

                       Secured Convertible Promissory Note

                      CONVERTIBLE SECURED PROMISSORY NOTE



$[ ]                                                               May [ ], 2008


                            Palm Springs, California

         FOR VALUE RECEIVED, Environmental Service Professionals, Inc., a Nevada corporation (the "Borrower"), hereby promises to pay to the order of Siena Investment Resources, LLC, a Delaware limited liability company ("Lender") at 1111 East Tahquitz Canyon Way, Suite 110, Palm Springs, California 92262, the principal sum of [ ] Dollars U.S. ($[ ]) plus simple interest at the rate of 10% per annum, payable interest only in advance on the initial funding of the loan evidenced by this Note for the ensuing year, and on each anniversary date of said initial funding thereafter in advance for the next ensuing year during the term of this Note, with all principal and all accrued but unpaid interest payable in full on April 30, 2011 (the "Maturity Date"), to the extent not converted into Borrower's equity securities pursuant to Paragraph 4 of this Note.

         1. SECURITY. This Note is secured by an unperfected junior security interest in all of the Borrower's assets (the "Collateral"). Upon full payment of this Note, as provided elsewhere in this Note, the Lender shall immediately execute all documents and take all actions necessary or appropriate in order to release the security interest of this Note in the Collateral. While the Collateral is pledged as security for this Note, the Lender may foreclose on the Collateral in the event of a default by the Borrower under this Note, subject to senior liens and the conditions in Paragraph 2 herein. The Borrower shall have no right to have any portion of the Collateral released from the security interest until the Note is repaid in full.

          2. DEFAULT. Any of the following shall constitute a default by Borrower hereunder:

          (a) The failure of Borrower to make any payment of principal or interest required hereunder within five (5) business days of the due date for such payment, as it may properly be extended pursuant to the terms of this Note; or

          (b) The failure of Borrower to fully perform any other material covenants and agreements under this Note and continuance of such failure for a period of ten (10) business days after written notice of the default by Lender to the Borrower.

         Upon the occurrence of a default hereunder, Lender may, at its option, declare immediately due and payable the entire unpaid principal sum of this Note together with all accrued and unpaid interest owing at the time of such declaration pursuant to this Note.

         3. RIGHT OF PREPAYMENT. The Borrower will have the right to prepay all or any portion of the outstanding principal and/or interest on this Note at any time upon three (3) business days' prior written notice to the Lender, during which time Lender may exercise its conversion rights pursuant to Paragraph 4 of this Note.

         4. CONVERSION. Lender will have the right at any time until the Maturity Date, provided Lender gives Borrower written notice of Lender's election to convert prior to any prepayment of this Note by the Borrower with respect to converting that portion of this Note covered by the prepayment, to convert all or any portion of up to 20% of the outstanding principal and accrued interest (the "Conversion Amount"), into such number of fully paid and nonassessable shares of the Borrower's common stock as is determined by dividing the Conversion Amount by fifty-eight cents ($0.58). For each share of Borrower's common stock so issued upon conversion, the Borrower will also issue to Lender one warrant to purchase one additional share of Borrower's common stock for a purchase price of $0.75 per share for a period of three years from the date of the issuance of the warrant. With respect to any shares of common stock obtained by Lender through the conversion of this Note ("Registrable Securities"), if the Borrower determines to register any of its securities for its own account, other than a registration relating to (a) any employee benefit plans, (b) a corporate reorganization or Rule 145 transaction or (c) any registration form which does not permit secondary sales, the Borrower shall promptly give written notice to the Lender and include in such registration (and any related qualification under blue sky laws) and in any underwriting involved therein, the number of shares of Registrable Securities specified in a written request made by the Lender within ten (10) days after receipt of such written notice from the Borrower (the "Piggyback Registration Right"). Notwithstanding anything else herein to the contrary, if the representative of the underwriters in any underwritten registration advises the Borrower in writing that marketing factors require a limitation of the number of Registrable Securities to be underwritten, the representative may exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting.

         5. NOTE IS NONRECOURSE. In the event that Borrower defaults on this Note, Lender shall look solely to the assets of the Borrower for payment on this Note, and none of the shareholders, officers, directors or affiliates of the Borrower shall have any personal liability for payment hereunder.

          6. COSTS OF COLLECTIONS. Lender shall be entitled to collect reasonable attorney's fees and costs from Borrower, as well as other costs and expenses reasonably incurred, in curing any default or attempting collection of any payment due on this Note.

          7. RESTRICTION ON TRANSFER. This Note shall be subject to the following restrictions:

         "This Note has been purchased by means of a private placement exempt from Federal securities registration pursuant to Section 4(2) and Rule 506 of the Securities Act of 1933, as amended, and exempt from California securities registration pursuant to Section 25102(f) of the California Corporate Securities Act of 1968, as amended, for offerings not involving any public offering or solicitation. This Note may not be sold, assigned, transferred or otherwise disposed of to any person or entity until the Note has been registered under an effective registration statement filed with the Securities and Exchange Commission, or an opinion of counsel or other evidence acceptable to Borrower has been obtained to the effect that such registration is not required."

          8. PAYMENT. This Note shall be payable in lawful money of the United States.

          9. PLACE OF PAYMENT. All payments on this Note are to be made or given to Lender at the address provided to Borrower or to such other place as Lender may from time to time direct by written notice to Borrower.

         10. WAIVER. Borrower, for itself and its successors, transfers and assigns, waives presentment, dishonor, protest, notice of protest, demand for payment and dishonor in nonpayment of this Note, bringing of suit or diligence of taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder.

         11. SEVERABILITY. If any provision of this Note or the application thereof to any persons or entities or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note shall not be deemed affected thereby and every provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         12. NO PARTNER. Lender shall not become or be deemed to be a partner or joint venturer with Borrower by reason of any provision of this Note. Nothing herein shall constitute Borrower and Lender as partners or joint venturers or require Lender to participate in or be responsible or liable for any costs, liabilities, expenses or losses of Borrower.

         13. GOVERNING LAW AND VENUE. This Note shall be governed by and construed solely in accordance with the laws of the State of California without giving effect to applicable conflict of laws provisions. Borrower and Lender agree that the sole jurisdiction and venue for any litigation arising out of the
Note involving Borrower or Lender shall be in the appropriate federal or state court located in Los Angeles County, California.

          14. NO WAIVER. The failure to exercise any rights herein shall not constitute a waiver of the right to exercise the same or any other right at any subsequent time in respect of the same event or any other event.

          15. ENTIRE AGREEMENT. This Facility contains the entire understanding and agreement between the parties with respect to the subject matter herein and may not be altered or amended except by the written agreement of the parties.

         IN WITNESS WHEREOF, Borrower has executed this Note as of the date first hereinabove written.

BORROWER:                           Environmental Service Professionals, Inc.
                                    a Nevada corporation


                                    By:
                                         ---------------------------------------
                                           Edward L. Torres, President



LENDER:                             Siena Investment Resources, LLC
                                    a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                           Goran Dragolovic, Managing Partner